Exhibit 99.1

RE: MHI Hospitality Corporation
4801 Courthouse Street
Williamsburg, VA 23188
(757) 229-5648

TRADED: AMEX: MDH

FOR YOUR INFORMATION:

AT THE COMPANY:	AT THE FINANCIAL RELATIONS BOARD:
Bill Zaiser	Vicki Baker
Chief Financial Officer	General Information
(301) 220-5405	(703) 796-1798

FOR IMMEDIATE RELEASE

TUESDAY, NOVEMBER 7, 2006

MHI HOSPITALITY CORPORATION REPORTS FINANCIAL RESULTS

FOR THE THIRD QUARTER 2006

Williamsburg, VA – November 7, 2006 – MHI Hospitality Corporation (AMEX: MDH), (the “company”), a self-advised lodging real estate investment trust (REIT), today reported consolidated results for the third quarter ended September 30, 2006.

HIGHLIGHTS:

•	18.3 percent increase in consolidated total revenue over the third quarter 2005
•	63.7 percent increase in net operating income over the third quarter 2005
•	7th consecutive quarter over quarter increase in core properties’ RevPAR and ADR
•	Acquired the 186-room Louisville Ramada Riverfront Inn for approximately $7.7 million
•	Sold the Williamsburg Holiday Inn for $4.75 million in cash and notes
•	Announced the Crowne Plaza® flag for Hollywood, Florida hotel condominium project
•	Executed Strategic Alliance Agreement with Coakley & Williams Hotel Management Company (“Coakley Williams”)

Andrew M. Sims, president and CEO of MHI Hospitality Corporation, commented, “We continued solid execution on several key fronts during the third quarter. With our seventh consecutive quarter over quarter increases in both RevPAR and ADR, our core portfolio

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continues to demonstrate consistent and stable performance. We enhanced our real estate assets with the acquisition of the Louisville Ramada Riverfront Inn, where we will execute our turnaround strategy and introduce an upscale hotel to this growing market. And we announced the Crowne Plaza flag for our Hollywood, Florida hotel condominium project. We are very pleased that our company was chosen by IHG as its first third-party operator of a condominium hotel franchise project in the U.S. The Crowne Plaza Hollywood is expected to open by the end of this year. And, finally, we believe the Strategic Alliance Agreement with Coakley Williams will provide us with many acquisition and development opportunities in the coming quarters.”

Operating Results

The company reported strong top line hotel revenues during the third quarter, with both ADR and RevPAR increasing quarter over quarter. The increases in Funds from Operations (“FFO”) and net income, although strong, were slightly offset by expenses related to the sale of the Williamsburg property in August. In addition, the unrealized loss on the company’s interest rate swap reduced FFO by approximately $0.02.

For the quarter ended September 30, 2006, the company reported consolidated total revenue of approximately $16.1 million, an increase of 18.3 percent over the approximately $13.6 million of total revenue in the third quarter of 2005. Consolidated net income was approximately $0.80 million, or $0.12 per share, as compared to approximately $0.60 million, or $0.09 per share, in the comparable 2005 period. During the third quarter, FFO was approximately $2.4 million, or $0.22 per share, as compared to approximately $2.1 million, or $0.19 per share, for the third quarter of 2005. Net operating income for the quarter increased 63.7 percent to approximately $2.3 million, as compared to approximately $1.4 million for the third quarter of 2005.

For the nine-month period ended September 30, 2006, the company reported consolidated total revenue of approximately $50.2 million and consolidated net income of approximately $2.1 million, or $0.31 per share. For the comparable period of 2005, total revenues were approximately $39.0 million, and consolidated net income was approximately $2.0 million, or $0.29 per share. FFO for the nine-month period was approximately $6.9 million, or $0.65 per share, as compared to approximately $6.2 million, or $0.59 per share, for the comparable period in 2005.

FFO is a non-GAAP financial measure within the meaning of the rules of the Securities and Exchange Commission. The company defines FFO as net income excluding extraordinary items, depreciation and minority interest. Management believes FFO is a key measure of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of the company’s operating performance. A reconciliation of this non-GAAP financial measure is included in the accompanying financial tables.

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Hotel Operating Performance

Included in the following tables are key operating statistics for the quarter and nine-month periods ended September 30, 2006 and 2005 for the company’s six properties included in continuing operations. These statistics do not include the Holiday Inn Williamsburg, which was sold in August 2006, or the Louisville Ramada Riverfront, which is closed for renovations, but do include the Crowne Plaza Jacksonville Hotel, which was acquired in July 2005.

	Quarter Ended Sept. 30, 2006	Quarter Ended Sept 30, 2005	Variance
Occupancy %	67.9%	67.6%	0.5%
Average Daily Rate (“ADR”)	$111.08	$102.03	8.9%
Revenue per Available Room (“RevPAR”)	$75.46	$68.96	9.4%

For the quarter ended September 30, 2006, the company realized a 9.4 percent increase in RevPAR versus the comparable period in 2005, predominantly due to an 8.9 percent increase in ADR. For the same three-month period, the company’s six hotels included in continuing operations generated approximately $15.7 million of total revenue versus approximately $13.5 million in 2005. This marks the seventh consecutive quarter over quarter increase in both RevPAR and ADR.

	Nine Months Ended Sept. 30, 2006	Nine Months Ended Sept. 30, 2005	Variance
Occupancy %	71.1%	72.0%	<1.3> %
Average Daily Rate (“ADR”)	$112.20	$103.40	8.5%
Revenue per Available Room (“RevPAR”)	$79.78	$74.45	7.1%

For the first nine months of 2006, the company generated an 8.5 percent increase in ADR versus the comparable period in 2005, more than offsetting a 1.3 percent decrease in occupancy, to yield a 7.1 percent increase in RevPAR versus 2005. For the nine-month period ended September 30, 2006, the company’s six hotels included in continuing operations generated approximately $49.5 million of total revenue versus approximately $38.5 million in 2005.

Balance Sheet/Liquidity

At September 30, 2006, the company had approximately $5.8 million of available cash and cash equivalents, approximately $3.2 million of which is reserved for capital improvements and certain other expenses. The company has approximately $16.2 million outstanding on its $60.0 million revolving line of credit.

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Dividend

As previously announced, the company declared a quarterly dividend of $0.17 per share of common stock payable to shareholders of record on the close of business Friday, December 15, 2006. The dividend will be paid on Thursday, January 11, 2007.

Portfolio Update

As of September 30, 2006, total assets were approximately $129.0 million, including approximately $110.0 million of net investment in hotel properties. Total mortgage debt was approximately $41.9 million and unit holders’ equity was approximately $21.0 million, with 3,907,607 units outstanding.

As previously announced, the company completed its acquisition of the 186-room Louisville Ramada Riverfront Inn, located in Jeffersonville, Indiana, for approximately $7.7 million, or $41,000 per key. The purchase was structured to meet the requirements of a Section 1031 like-kind exchange, enabling the company to defer tax on all capital gains on the sale of its Williamsburg property in August. To facilitate the closing of the acquisition, approximately $7.5 million was accessed from the company’s line of credit and approximately $200,000 in cash proceeds from the sale of the Williamsburg property. The Louisville Ramada Riverfront Inn is currently closed for complete renovations and is expected to re-open as a re-branded and repositioned hotel in the third quarter of 2007.

Also as previously announced, the company entered into an agreement with InterContinental Hotels Group (“IHG”), through its franchising entity, Holiday Hospitality Franchising, Inc., to brand the company’s Hollywood, Florida condominium hotel project as a Crowne Plaza® Resort. A subsidiary of the company entered into a contract in September 2005 to purchase the common space of the redeveloped hotel upon completion from Chicago-based project developer MCZ/Centrum. The hotel rooms will be owned by individual owners and those owners who elect to participate in its rental program will have their units managed and operated by MHI Hotels Services, LLC, the company’s affiliated management group. Holiday Hospitality Franchising, Inc. is the brand licensor only, and does not have any ownership or management interest in the hotel, nor will it be involved in the sale or rental of individual units. The Crowne Plaza Hollywood is expected to open at the end of the fourth quarter 2006.

Finally and as previously announced, the company completed the sale in August of the Williamsburg Holiday Inn for $4.75 million.

Other Company News

Also in the third quarter, the company entered into a strategic alliance agreement with Coakley Williams, a Maryland hospitality management company. Coakley Williams has agreed to provide the company with non-exclusive investment opportunities that are aligned with the company’s strategy. Management expects that the alliance will provide the company increased access to acquisition and development prospects, while offering Coakley Williams the first right to manage hotel properties submitted by Coakley Williams and acquired by the company or one of its subsidiaries.

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Outlook and Market Trends

Management reaffirms its 2006 guidance and expects RevPAR growth to be in the range of 5 percent to 8 percent, and FFO per share to be in the range of $0.95 to $1.05 for the year, albeit toward the low end of the range. Further erosion of the FFO could occur if the interest rate swap is adversely affected by interest rates. Based on the portfolio’s strong performance during the third quarter, including continuing occupancy and ADR gains, and with total revenue expected to reach $67.0 million for the year, management anticipates a solid year operationally for 2006. These projections are based on occupancy and rate estimates that are consistent with year 2006 trend forecasts by Smith Travel Research for the market segments in which the company operates.

Reconciliation Table:

	Low Range	High Range
	Y/E 2006	Y/E 2006
Net Income	$3,332,684	$4,098,579
Depreciation	4,922,300	4,922,300
Minority Interest	1,908,350	2,206,155
Gain on Sale of Assets	(126,644)	(126,644)

FFO	$10,036,670	$11,100,390

FFO Per Share & Unit	$0.95	$1.05

Average Shares & Units	10,616,132	10,616,132

Earnings Call/Webcast

The company will conduct its quarterly conference call for investors and other interested parties at 10:00 a.m. ET on Tuesday, November 7, 2006. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 800-819-9193 or 913-981-4911. To participate in the webcast, log on to www.mhihospitality.com or www.earnings.com 15 minutes before the call to download the necessary software. If you are unable to participate on the call, a replay will be available through November 14, by dialing 888-203-1112 or 719-457-0820, passcode 9274127. A replay will also be available for 30 days following the call on www.mhihospitality.com.

About MHI Hospitality Corporation

MHI Hospitality Corporation is a self-advised lodging REIT focused on the acquisition, redevelopment and management of mid-scale, upscale, and upper upscale full service hotels in the mid-Atlantic and southeastern United States. Currently, the company’s portfolio consists of seven properties for a total of 1,723 rooms, all of which operate under the Hilton and InterContinental Hotels Group brands. In addition to these seven hotels, the company has a leasehold interest in the common area of a resort condominium property,

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Shell Island Resort, which has approximately 160 condominium suites owned by individual owners. The company is listed on the Russell Microcap™ Index, which is comprised of the smallest 1,000 securities in the small-cap Russell 2000™ Index along with the next 1,000 companies, based on a ranking of all U.S. equities by market capitalization. More information on the company may be found on its website at www.mhihospitality.com.

Forward-Looking Statements

This presentation includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Although the company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond the company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. General economic conditions, including the timing and magnitude of the recovery in the hospitality industry, future acts of terrorism, risks associated with the hotel and hospitality business, the availability of capital, the ability of the company to acquire additional hotel properties, the timely completion of planned hotel renovations, and other factors, may affect the company’s future results, performance and achievements. These risks and uncertainties are described in greater detail in the company’s current and periodic filings with the Securities and Exchange Commission. The company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

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MHI HOSPITALITY CORPORATION

CONSOLIDATED BALANCE SHEETS

	September 30, 2006 (unaudited)	December 31, 2005
ASSETS
Investment in hotel properties, net	$102,995,442	$101,583,250
Cash and cash equivalents	2,630,465	501,810
Restricted cash	3,165,130	4,330,981
Accounts receivable	2,601,385	2,095,193
Accounts receivable-affiliate	10,897	242,362
Prepaid expenses, inventory and other assets	2,553,514	1,917,038
Assets held for sale	—	4,451,912
Notes receivable	4,430,000	—
Shell Island lease purchase, net	2,779,411	3,088,235
Deferred financing costs, net	857,452	175,142

TOTAL ASSETS	$129,023,696	$118,385,923

LIABILITIES
Line of credit	$16,228,232	$3,500,000
Mortgage loans	41,885,071	42,686,943
Accounts payable and other accrued liabilities	5,501,344	5,106,882
Dividends and distributions payable	1,805,333	1,803,973
Advance deposits	560,673	266,657

TOTAL LIABILITIES	65,980,653	53,364,455

Minority Interest in Operating Partnership	21,019,043	21,805,572

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock , par value $0.01, 1,000,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock , par value $0.01, 49,000,000 shares authorized, 6,712,000 shares and 6,004,000 shares issued and outstanding at March 31, 2006 and December 31, 2005	67,120	67,040
Additional paid in capital	47,918,767	47,760,347
Accumulated deficit	(5,961,887)	(4,611,491)

TOTAL STOCKHOLDERS’ EQUITY	42,024,000	43,215,896

TOTAL LIABILITIES AND OWNERS’ EQUITY	$129,023,696	$118,385,923

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MHI HOSPITALITY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended September 30, 2006 (unaudited)	Three months ended September 30, 2005 (unaudited)	Nine months ended September 30, 2006 (unaudited)	Nine months ended September 30, 2005 (unaudited)
Revenue
Rooms department	$10,670,222	$9,288,827	$33,474,763	$26,145,790
Food and beverage department	4,352,351	3,656,040	13,937,662	11,083,907
Other operating departments	1,095,163	684,990	2,833,972	1,793,101

Total revenue	16,117,736	13,629,857	50,246,397	39,022,798

EXPENSES
Hotel operating expenses
Rooms department	2,956,682	2,662,937	9,231,870	7,229,682
Food and beverage department	3,059,996	2,716,963	9,634,172	7,751,987
Other operating departments	221,785	205,360	657,545	531,124
Indirect	5,851,032	5,178,524	18,462,536	14,542,215

Total hotel operating expenses	12,089,495	10,763,784	37,986,123	30,055,008

Depreciation and amortization	1,211,386	1,055,091	3,599,640	2,896,003
Corporate general and administrative	552,648	428,050	2,007,063	1,393,217

Total operating expenses	13,853,529	12,246,925	43,592,826	34,344,228

NET OPERATING INCOME	2,264,207	1,382,932	6,653,571	4,678,570

Other income (expense)
Interest expense	(1,097,794)	(834,470)	(3,167,740)	(1,870,080)
Interest income	74,257	18,837	117,667	123,920
Unrealized (loss) on hedging activities	(231,870)	—	(231,870)	—
Gain on sale of assets	126,664	—	126,664	—

Income before minority interest in operating partnership and income taxes	1,135,464	567,299	3,498,292	2,928,984

Minority interest in operating partnership	(465,222)	(308,308)	(1,244,725)	(1,117,408)
Benefit from ( provision for) income taxes	129,591	271,983	(117,012)	123,920

Net income from continuing operations	799,533	530,974	2,136,555	1,935,496
Income (loss) from discontinued operations	(190)	64,068	(65,870)	20,151

Net income	$799,343	$595,042	$2,070,684	$1,955,647

Continuing operations per share
Basic	$0.12	$0.08	$0.32	$0.29
Diluted	$0.12	$0.08	$0.32	$0.29

Discontinued operations per share
Basic	$(0.00)	$0.01	$(0.01)	$(0.00)
Diluted	$(0.00)	$0.01	$(0.01)	$(0.00)

Net income per share
Basic	$0.12	$0.09	$0.31	$0.29
Diluted	$0.12	$0.09	$0.31	$0.29

Weighted average number of shares outstanding
Basic	6,712,000	6,704,000	6,707,355	6,655,282
Diluted	6,781,000	6,704,000	6,774,015	6,655,282

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MHI HOSPITALITY CORPORATION

RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS (FFO)

(unaudited)

	Three months ended September 30, 2006	Three months ended September 30, 2005	Nine months ended September 30, 2006	Nine months ended September 30, 2005
Net income	$799,343	$595,042	$2,070,684	$1,955,647
Add minority interest	465,425	345,222	1,206,350	1,129,040
Add depreciation and amortization	1,213,413	1,117,226	3,736,509	3,069,133
Less gain on sale of assets	(126,644)	—	(126,644)	—

FFO	$2,351,517	$2,057,490	$6,886,879	$6,153,820

Weighted average shares outstanding	6,712,000	6,704,000	6,707,355	6,655,282
Weighted average units outstanding	3,907,607	3,886,932	3,907,607	3,840,591

Weighted average shares and units	10,619,607	10,590,932	10,614,962	10,495,873

FFO per share and unit	$0.22	$0.19	$0.65	$0.59

Industry analysts and investors use funds from Operations, FFO, as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, NAREIT. FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non- cash items such as real estate asset depreciation and amortization, and after adjustment for any minority interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required GAAP presentations, has improved the understanding of the operating results of REITs among the investing public and made comparisons of REIT operating results more meaningful. Management considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.